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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)  FEBRUARY 20, 1998
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                           CONTINENTAL CIRCUITS CORP.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
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                 (State or Other Jurisdiction of Incorporation)

      0-25554                                           86-0267198
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(Commission File Number)                    (I.R.S. Employer Identification No.)

3502 EAST ROESER ROAD, PHOENIX, ARIZONA                                 85040
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(Address of Principal Executive Offices)                              (Zip Code)

                                 (602) 268-3461
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              (Registrant's Telephone Number, Including Area Code)
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ITEM 5. OTHER EVENTS.


         On February 20, 1998, Continental Circuits Corp. (Nasdaq: CCIR) announced that Hadco Corporation (Nasdaq: HDCO) has commenced its tender offer to acquire all outstanding common shares of the Company at $23.90 cash net per share. The offer is scheduled to expire at 12:00 midnight, EST, Thursday, March 19, 1998, unless extended.

         Consummation of the offer is subject to there having been validly tendered and not withdrawn prior to the expiration of the offer a number of shares which constitute at least 90% of the shares outstanding on a fully-diluted basis, the expiration or termination of all applicable waiting periods under the Hart-Scott Rodino Antitrust Improvement Act of 1976, and other customary conditions.

         The Board of Directors of Continental has unanimously determined that the offer is fair to, and in the best interests of the Company and its stockholders. The Board also unanimously recommended that the Company's stockholders accept the offer and tender all of their shares.

                  The offer should be followed by a merger in which all remaining outstanding shares of Continental would be converted into the right to receive $23.90 cash per share.

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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  CONTINENTAL CIRCUITS CORP.



February 23, 1998                                 By  /s/ Joseph G. Andersen
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                                                    Joseph G. Andersen
                                                    Vice President - Finance and
                                                    Chief Financial Officer


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